Power of Attorney
I, the undersigned Director/Officer of the following investment companies:
AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
AMERICAN CENTURY GROWTH FUNDS, INC.
(the “Funds”)
hereby constitute and appoint, Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Vincent M. Lewis, and Kathleen Gunja Nelson, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Fund; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 7, 2022.
This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
WITNESS my hand effective as of the 7th day of December 2022.

/s/ Brian Bulatao	/s/ Thomas W. Bunn
Brian Bulatao, Director	Thomas W. Bunn, Director
/s/ Chris H. Cheesman	/s/ Barry Fink
Chris H. Cheesman, Director	Barry Fink, Director
/s/ Rajesh K. Gupta	/s/ Lynn M. Jenkins
Rajesh K. Gupta, Director	Lynn M. Jenkins, Director
/s/ Jan M. Lewis	/s/ Gary C. Meltzer
Jan M. Lewis, Chair and Director	Gary C. Meltzer, Director
/s/ Jonathan S. Thomas	/s/ Stephen E. Yates
Jonathan S. Thomas, Director	Stephen E. Yates, Director
/s/ R. Wes Campbell	/s/ Patrick Bannigan
R. Wes Campbell, Treasurer and Chief Financial Officer	Patrick Bannigan, President